United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2010
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 25, 2010, OXiGENE, Inc. (“OXiGENE” or the “Company”) entered into Amendment and Exchange Agreements (the “Agreements”) with the investors (the “Investors”) in the Company’s recently completed private placement of its common stock, par value $0.01 per share (the “Common Stock”) and warrants to purchase Common Stock, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010 (the “Offering”). The Agreements amend the Registration Rights Agreement dated as of March 10, 2010 among the Company and the Investors (the “Registration Rights Agreement”) to provide for a reduction in the number of shares of Common Stock required to be included in the initial registration statement to be filed by the Company pursuant to the Registration Rights Agreement. Pursuant to the Agreements, the Company will also exchange the Series D Warrants issued in the Offering (the “Existing Series D Warrants”) for new Series D Warrants (the “Exchanged Series D Warrants”).
     The Agreements also extend (i) the number of days from the closing date of the Offering within which the Company must file a registration statement (the “Registration Statement”) for the resale of the securities issued or issuable pursuant to the Securities Purchase Agreement dated as of March 10, 2010 among the Company and the Investors from 10 business days to 15 business days, and (ii) the number of days following the closing date of the Offering in which the Company must use its reasonable best efforts to cause such registration statement to be declared effective from 40 calendar days to 50 calendar days (and such date is extended from 70 calendar days to 80 calendar days if the Commission determines to review the registration statement).
     Consistent with the Existing Series D Warrants, the Exchanged Series D Warrants shall only be exercisable if the market price (as defined below) of the Common Stock on the 30th trading day following the later of (x) the date on which the issuances of securities in the Offering are approved by the Company’s stockholders and (y) the effective date of the Registration Statement (such date, the “Eligibility Date”) is less than the purchase price in the Offering ($1.14). However, if at that time the number of shares registered under the Registration Statement and available for issuance upon exercise of the Exchanged Series D Warrants is less than the number of such shares to which the holders of such warrants are entitled, then there will be a second period during which the number of shares for which the Exchanged Series D Warrants is exercisable shall be recalculated. If made exercisable pursuant to the preceding adjustment mechanisms, the Exchanged Series D Warrants will become immediately exercisable and will have an exercise price of $0.001 per share to purchase a number of shares of the Company’s Common Stock such that the aggregate average price per share purchased by the Investors is equal to the market price (defined as the average of the seven lowest closing prices of the common stock as reported on the Nasdaq Stock Market during the thirty trading days preceding the Eligibility Date).

     The form of Exchanged Series D Warrant and the form of Agreement used in connection with the amendment of the terms of the Offering are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the form of Exchanged Series D Warrant and form of Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.
     The securities issued in the Offering were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.
Item 3.02 Unregistered Sales of Equity Securities.
     The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

4.1	Form of Exchanged Series D Warrant.

10.1	Form of Amendment and Exchange Agreement, dated as of March 25, 2010, by and among the Company and the Investors named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: March 25, 2010	/s/ Dr. Peter J. Langecker
By: Dr. Peter J. Langecker
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Exchanged Series D Warrant.

10.1	Form of Amendment and Exchange Agreement, dated as of March 25, 2010, by and among the Company and the Investors named therein.